CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use of our reports dated April 30, 1999 on the financial statements for the year ended March 31, 1999 and financial highlights for each of the four years in the period ended March 31, 1999 of the Templeton Latin America Fund and Templeton International Fund, each series of Templeton Global Investment Trust referred to in Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A, File No. 33-73244, as filed with the Securities and Exchange Commission.



 /s/MCGLADREY & PULLEN, LLP



New York, New York
July 24, 2000